Exhibit 99.1

Evo Acquisition Corp. Announces Termination of Business Combination Agreement with 20Cube Logistics Pte. Ltd.

Crystal Bay, Nevada, April 26, 2023 (GLOBE NEWSWIRE) – Evo Acquisition Corp. (“Evo”) (Nasdaq: EVOJ) announced, announced today that Evo, 20Cube Logistics Solutions Pte. Ltd., Hollis Merger Sub, Inc., 20Cube Logistics Pte. Ltd. and certain holders of outstanding shares of 20Cube Logistics Pte. Ltd. have mutually agreed to terminate their previously announced business combination agreement, effective as of April 25, 2023.

The business combination agreement was signed on October 18, 2022. The parties have signed an agreement terminating the business combination agreement on mutually acceptable terms, which also makes void the ancillary documents.

Additional Information and Where to Find It

Copies of the termination agreement filed by Evo with the SEC may be obtained, once available, free of charge at the SEC’s website at www.sec.gov.

Forward Looking Statements

Certain statements made in this press release and the documents incorporated by reference herein are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target”, “believe”, “expect”, “will”, “shall”, “may”, “anticipate”, “estimate”, “would”, “positioned”, “future”, “forecast”, “intend”, “plan”, “project”, “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Evo’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Evo cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Evo does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Evo does give any assurance that it will achieve its expectations.

Contacts

Richard Chisholm

Chief Executive Officer

Evo Acquisition Corp.

info@evospac.com | (775) 624-9360